                                                                    EXHIBIT 10.6
                                                                       SECTION 1


                                 AMENDMENT NO. 2
                        TO AGREEMENT IN RESPECT OF OPTION
                            BETWEEN GERON CORPORATION
                                       AND
                          COLD SPRING HARBOR LABORATORY

            THIS AMENDMENT is made on this ____ day of January, 1994, by and between COLD SPRING HARBOR LABORATORY ("CSHL"), a New York not-for-profit corporation, and GERON CORPORATION ("GERON"), a corporation organized and existing under the laws of the State of Delaware.

            WHEREAS, GERON and CSHL entered into a sponsored research agreement dated August 31, 1992 (the "Sponsored Research Agreement") pursuant to which Geron agreed to sponsor the research of Dr. Carol Greider in the area of telomeres and telomerase;

            WHEREAS, GERON and CSHL entered into an agreement dated August 31, 1992 (the "Agreement in Respect of Option") whereby CSHL granted GERON an option to acquire an exclusive license to inventions resulting from the Sponsored Research Agreement in the form of an agreement appended as Appendix I thereto (the "Patent License Agreement");

            WHEREAS, GERON and CSHL have agreed to expand the scope of the Sponsored Research Agreement; and

            WHEREAS, GERON and CSHL desire to amend the Agreement in Respect of Option and the Patent License Agreement to reflect the terms and conditions of the expanded collaboration.

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree that effective February 1, 1994:

            1. All terms not otherwise defined herein shall have the meaning given such terms in the Agreement in Respect of Option.

            2. Both parties agree and acknowledge that GERON has performed in full its obligations to CSHL under the Option Agreement as of January 31, 1993.

            3. Section 3.4 shall be added to Article III of the Patent License Agreement which is appended as Appendix I of the Agreement in Respect of Option and shall read as follows:

            "3.4 Subject to the waiver provisions contained in 37 C.F.R.
            Section 401 and only to the extent required by such regulation, Geron agrees that LICENSED PRODUCT sold in the United States shall be substantially manufactured in the United States. In the event that GERON can demonstrate the applicability of one or more of the waivers contained in 37 C.F.R. Section 401, CSHL agrees to cooperate with GERON in applying for such a waiver."

            4. In partial consideration of this Amendment, GERON agrees to issue to CSHL promptly after the date of this Agreement warrants to purchase 160,000 shares of the Common Stock of GERON in the form attached hereto as Exhibit A (the "Warrants"). The Warrants shall have a term of ten years from the date of this Agreement and shall have an exercise price of $2.25. The Company shall use commercially reasonable efforts to amend that certain Investors' Rights Agreement dated June 3, 1993, as amended, to include such shares in the definition of "Registrable Securities." CSHL agrees to execute the appropriate documentation for the proper issuance of the Warrants, including, without limitation, a warrant purchase agreement containing customary investor representations.

            5. In the event that CSHL, GERON or its collaborators are the first to achieve one or both of the following milestones, and completion by CSHL, GERON or its collaborators is prior to February 1, 1997, GERON agrees to issue 55,000 shares of the Common Stock of GERON ("Milestone Shares") to CSHL for each such milestone:

               a. purification and cloning of human telomerase RNA, DNA or protein component;

               b. specific manipulation, by inhibition and/or activation, of telomerase activity in mammalian cells.

CSHL shall not be entitled to Milestone Shares for a particular milestone in the event such milestone is first achieved by a third party (excluding scientific collaborators of GERON). GERON shall use commercially reasonable efforts to amend that certain Investors' Rights Agreement dated June 3, 1993, as amended, to include such shares in the definition of "Registrable Securities." CSHL agrees to execute the appropriate documentation for the proper issuance of the Milestone Shares, including, without limitation, a stock purchase agreement containing customary investor representations.

            6. Except as otherwise provided for herein, the Agreement in Respect of Option shall remain in full force and effect.

                                       2.

            7. This Amendment may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same.





                                       3.

            IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers and representatives have set their hands hereunder effective upon the date referenced above.

                                        GERON CORPORATION

                                        By: /s/ Ronald Eastman
                                            -----------------------------------
                                            Ronald Eastman
                                            President and Chief
                                            Executive Officer

                                        COLD SPRING HARBOR LABORATORY

                                        By: /s/ John Maroney
                                            -----------------------------------
                                        Name:  John Maroney
                                        Title: Assistant Administrative Officer






                                       4.

                                                                       SECTION 2


                                 AMENDMENT NO. 1
                        TO AGREEMENT IN RESPECT OF OPTION
                            BETWEEN GERON CORPORATION
                                       AND
                          COLD SPRING HARBOR LABORATORY

            THIS AMENDMENT is made and is effective as of May 3, 1993, by and between COLD SPRING HARBOR LABORATORY (CSHL), a New York not-for-profit corporation, and GERON CORPORATION (GERON), a corporation organized and existing under the laws of the State of Delaware.

            WHEREAS, CSHL and GERON have entered into that certain Sponsored Research Agreement effective August 31, 1992 (the "Sponsored Research Agreement") and that certain Agreement with Respect of Option also effective August 31, 1992 ("Option");

            WHEREAS, CSHL and GERON desire to amend the Patent License Agreement attached as Appendix I to the Option (the "Patent License Agreement").

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Paragraph 5.2 of the Patent License Agreement is amended to add the following subparagraphs (d) and (e):

            "5.2(d) Up to [ * ] of NET SALES of products, which are not LICENSED PRODUCTS, which result from GERON's use of a LABORATORY PROCESS. In no event shall this subparagraph 5.2(d) apply to NET SALES of LICENSED PRODUCTS. The computation of the royalty shall be negotiated prior to the first commercial sale of such products, giving weight to prevailing industry standards with respect to royalties paid for exclusive and non-exclusive licenses on similar laboratory processes and also considering such factors as market potential, profit potential, additional research and development costs required to bring the products to commercialization, economic value added and the value and extent of contribution by each party, including the funding of the Research Program as defined in the SPONSORED RESEARCH AGREEMENT by GERON. [ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            "5.2(e) In no event shall a royalty under more than one subparagraph of this paragraph 5.2 be due to LICENSOR for the SALE of any product by LICENSEE, whether for LICENSED PRODUCTS or non-LICENSED PRODUCTS."

            2. Except as expressly provided for herein, the Option shall remain in full force and effect.

            3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4. This Amendment shall be governed by the laws of the State of California.

            IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers and representatives have set their hands hereunder effective upon the date referenced above.

                                     COLD SPRING HARBOR LABORATORY

                                     By: /s/ John Maroney
                                         ------------------------------------
                                     Name:  John Maroney
                                     Title: Assistant Administrative Director

                                     GERON CORPORATION

                                     By: /s/ Michael D. West
                                         ------------------------------------
                                     Name:  Michael D. West
                                     Title: V.P. Business Acc.

                                                                       SECTION 3


                         AGREEMENT IN RESPECT OF OPTION
           BETWEEN GERON CORPORATION AND COLD SPRING HARBOR LABORATORY

            THIS AGREEMENT is made by and between COLD SPRING HARBOR LABORATORY
(CSHL), a New York not-for-profit corporation, and GERON CORPORATION (GERON), a corporation organized and existing under the laws of the State of Delaware.

            WHEREAS, GERON wishes to obtain and CSHL wishes to grant an option to acquire an exclusive license in the form of the agreement appended hereto as Appendix I (PATENT LICENSE AGREEMENT);

            NOW, THEREFORE, in consideration of the SPONSORED RESEARCH AGREEMENT and the mutual covenants and premises herein contained, the parties hereto agree as follows:

            I. EFFECTIVE DATE

            This Agreement shall be effective August 31, 1992 (the "EFFECTIVE DATE").

            II. DEFINITIONS

            As used in this Agreement, terms in capital letters shall have the meaning assigned them in the PATENT LICENSE AGREEMENT, unless otherwise indicated.

            III. OPTION

            3.1 CSHL grants to GERON an option to enter into the PATENT LICENSE AGREEMENT, exercisable upon written notice to CSHL at any time during the term of, or within one (1) year after termination of, the SPONSORED RESEARCH AGREEMENT. In consideration of such option, GERON will enter into the SPONSORED RESEARCH AGREEMENT. If and when the option is exercised, the PATENT LICENSE AGREEMENT (and each of the parties' rights and obligations thereunder) will automatically come into effect, however, the parties will execute copies of the PATENT LICENSE AGREEMENT within thirty (30) days of the date the option is exercised.

            3.2 From the EFFECTIVE DATE and throughout the option term, GERON shall reimburse reasonable expenditures incurred during that period by CSHL according to the terms of the PATENT LICENSE AGREEMENT in respect of preparing, filing, prosecuting and maintaining PATENT RIGHTS in the U.S. and in preparing, filing, prosecuting and maintaining corresponding patent applica-tions and patents outside the United States of America in countries as agreed in writing by GERON. In any event, if GERON requests that any patent or patent application that is or would be within PATENT RIGHTS be prepared, filed, prosecuted or maintained, anywhere in the world, CSHL will diligently undertake such activity to the extent and for so long as GERON reimburses CSHL'S reasonable expenditures therefor.

            IV. STOCK

            In partial consideration of the option granted by CSHL to GERON herein, GERON agrees to hereby issue to CSHL promptly after the EFFECTIVE DATE of this Agreement 50,000 shares of GERON'S Common Stock pursuant to the terms of the Investor Representation Letter attached hereto as Appendix II. Such shares will be included as part of Registrable Securities under the Investors' Rights Agreement dated March 20, 1992 between GERON and certain investors.

            V. TERM AND TERMINATION

            5.1 This Agreement will terminate upon GERON's failure to timely exercise the option provided in paragraph 3.1 hereof.

            5.2 This Agreement will earlier terminate:

                (a) automatically if GERON shall enter into a liqui- dating bankruptcy and/or if the business of GERON shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of GERON or otherwise; provided that if it is involuntary, termination shall not take place unless the act is not reversed within ninety (90) days;

                (b) upon ninety (90) days written notice if GERON shall be materially in breach or default of any obligation under this Agreement; provided however, GERON may avoid such termination if before the end of such period GERON notifies CSHL that such breach has been cured and states the manner of such cure.

                (c)  upon the written agreement of both parties.

                (d) at any time upon thirty (30) days written notice given by GERON, with or without cause.

            5.3 Upon termination of this Agreement for any cause, nothing herein shall be construed to release any party from any

                                       2.

liability or obligation for breach of this Agreement incurred prior to the EFFECTIVE DATE of such termination.

            VI. ASSIGNMENT

            This Agreement may be assigned by GERON (i) only in connection with an acquisition of GERON, by any means, or the sale or merger of substantially all of its related business to or with another, or (ii) otherwise only with the consent of CSHL, not to be unreasonably withheld. CSHL may assign its right to receive money payments hereunder, but may not otherwise assign this Agreement.

            VII. USE OF CSHL'S OR COMPONENT'S NAME

            GERON shall not, unless as required by any law or governmental regulation, use the name of CSHL without express written consent.

            VIII. CONFIDENTIAL INFORMATION

            8.1 The confidentiality obligations of the parties will be as specified in the SPONSORED RESEARCH AGREEMENT and, when and if it comes into effect, the LICENSE AGREEMENT.

            IX. GENERAL

            9.1 This Agreement and the SPONSORED RESEARCH AGREEMENT (and the PATENT LICENSE AGREEMENT if the option hereunder is exercised) constitute the entire and only agreement between the parties and all other prior negotiations, representations, understandings and agreements are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

            9.2 Any notice required by this License Agreement shall be given by prepaid, first class, certified mail, return receipt requested, effective upon receipt addressed in the case of CSHL to:

                        COLD SPRING HARBOR LABORATORY
                        1 Bungtown Road
                        Cold Spring Harbor, NY 11724
                        Attn: John Maroney
                        Assistant Administrative Director



                                       3.

or in the case of GERON to:

                     GERON CORPORATION
                     21375 Cabot Blvd.
                     Hayward, CA  94545
                     Attention: Vice President, Finance and
                                Administration

or such other address as may be given from time to time under the terms of this notice provision.

            9.3 Each party shall comply with all applicable laws and regulations in connection with its activities pursuant to this Agreement.

            9.4 This Agreement shall be governed by and construed in accordance with, and any controversy or claim arising out of or relating to this Agreement, shall be resolved in accordance with, the laws of the State of California, without regard to the conflicts of laws provisions thereof. If any dispute arises under this Agreement, the parties will first attempt in good faith to amicably resolve the issue between themselves. Any dispute that cannot be so resolved will be submitted to arbitration pursuant to the rules of the American Arbitration Association. Such arbitration will take place in Chicago, Illinois. The ruling of the arbitrators will be final and binding on the parties and will be enforceable by any court of competent jurisdiction.

            9.5 Failure of CSHL or GERON to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

            9.6 Headings included herein are for convenience only and shall not be used to construe this Agreement.

            9.7 If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

                                       4.

            IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement.

COLD SPRING HARBOR LABORATORY               GERON CORPORATION

By  /s/ G. Morgan Browne                    By  /s/ Geron Corporation
    -------------------------                   ------------------------
Name:   G. Morgan Browne                    Name:
Title:  Administrative Director             Title:


                                       5.

                                   APPENDIX I

                            PATENT LICENSE AGREEMENT

        THIS AGREEMENT is made by and between COLD SPRING HARBOR LABORATORY
(CSHL), a New York not-for-profit corporation, and GERON CORPORATION (GERON), a corporation organized and existing under the laws of the State of Delaware.

                                   WITNESSETH

        WHEREAS, CSHL may now or in the future own certain PATENT RIGHTS and TECHNOLOGY RIGHTS relating to LICENSED SUBJECT MATTER and developed at CSHL, including without limitation PATENT RIGHTS and TECHNOLOGY RIGHTS developed pursuant to a Sponsored Research Agreement (SPONSORED RESEARCH AGREEMENT) between CSHL and GERON performed under the direction of Professor Grelder and described in Schedule A hereto, which is incorporated herein;

        WHEREAS, CSHL desires to have the LICENSED SUBJECT MATTER developed and used for the benefit of GERON, the inventor(s), CSHL and the public as outlined below; and

        WHEREAS, GERON wishes to obtain a license from CSHL to practice LICENSED SUBJECT MATTER;

        NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                               I. EFFECTIVE DATE

        This agreement shall be effective upon written exercise by GERON of the option provided by that certain "Agreement in Respect of Option" between GERON and CSHL dated August __, 1992.

                                II. DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings indicated:

        2.1 LICENSED SUBJECT MATTER shall mean inventions and discoveries that are covered by PATENT RIGHTS within the LICENSED FIELD.

        2.2 PATENT RIGHTS shall mean any:

            (a) domestic and foreign rights under patent applications submitted or to be submitted based on inventions in whole or in part reduced to practice under or arising out of the Research Program as defined in the SPONSORED RESEARCH AGREEMENT;

            (b) continuation, continuation-in-part, division or reissue applications and any applications equivalent to those set forth in (a) herein; and

            (c) patents that issue on the applications set forth in (a) and (b) herein and all reissues, reexaminations and extensions thereof.

        2.3 TECHNOLOGY RIGHTS shall mean CSHL's rights in any KNOW-HOW. KNOW-HOW shall mean all technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data relating to LICENSED SUBJECT MATTER or LICENSED FIELD which is not disclosed in a patent, but which is necessary or useful for practicing LICENSED SUBJECT MATTERS or the LICENSED FIELD.

        2.4 LICENSED FIELD shall mean fields relating to cell senescence, cell immortalization, cellular or molecular bases of aging or age related degenerative diseases, and shall include, without limitation, telomeres and telomerase. The LICENSED FIELD also includes any process, machine, manufacture, composition of matter (including methods of production or use thereof) or other invention or know-how related to any of the foregoing or to the diagnosis, prevention, treatment or manipulation of any of the foregoing.

        2.5  LICENSED TERRITORY shall mean the world.

        2.6 LICENSED PRODUCT shall mean any product, the manufacture, use or sale of which, in the absence of this Agreement, would infringe upon PATENT RIGHTS.

        2.7 LABORATORY PROCESS shall mean any laboratory process or method (as opposed to a commercial or production process or method) which would infringe upon Patent Rights if not licensed.

        2.8 COMPOSITE PRODUCTS shall mean any product SOLD by GERON with active ingredients comprising both LICENSED SUBJECT MATTER within PATENT RIGHTS and active ingredients other than LICENSED SUBJECT MATTER.

        2.9 SALE or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than GERON or a SUBSIDIARY.

        2.10 SUBSIDIARY shall mean any business entity more than 50% owned by GERON, any business entity which owns more than 50% of GERON, or any business entity that is more than 50% owned by a business entity that owns more than 50% of GERON.

        2.11 NET SALES shall mean the gross revenues (whether or not in cash) actually received by GERON from the SALE of LICENSED PRODUCTS less sales, V.A.T. and/or use taxes, duties and similar governmental assessments actually paid, transportation, packing, shipping insurance and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

        2.12 OTHER INSTITUTION shall mean McMaster University.

                         III. WARRANTY; SUPERIOR RIGHTS

        3.1 Except for the rights, if any, of the Government of the United States, as set forth hereinbelow and except for any joint ownership of the OTHER INSTITUTION that has arisen by law on account of joint invention by Drs. Harley and Greider, CSHL represents and warrants that to its knowledge it is the owner of the entire right, title and interest in and to LICENSED PATENTS, and that it has the sole right to grant licenses thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein and except for the non-exclusive license originally granted to ICOS Corporation under the first sentence of
Section 3.1(e) of the October 16, 1991

                                       2.

Amended and Restated ICOS Discovery Grants Agreement as partially provided to GERON. CSHL is not aware that any additional rights or licenses are necessary for GERON to exercise its license rights.

        3.2 GERON understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain statutory nonexclusive rights relative thereto for use for government purposes, as well as statutory "march-in rights." This Agreement is explicitly made subject to such Government rights. To the extent there is any conflict between any such rights and this Agreement, such Government rights shall prevail.

        3.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, CSHL MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OR ENFORCEMENT OF PATENT RIGHTS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY CSHL THAT THE PRACTICE BY GERON OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

                                  IV. LICENSE

        4.1 CSHL hereby grants to GERON an exclusive license to manufacture, have manufactured, use, have used, and/or sell or have sold LICENSED PRODUCTS and to otherwise exploit the PATENT RIGHTS and TECHNOLOGY RIGHTS within LICENSED TERRITORY and LICENSED FIELD. This grant shall be subject to the payment by GERON to CSHL of all consideration as provided by this Agreement, and shall be further subject to non-exclusive rights retained by CSHL to:

                (a) Publish the general scientific findings from research done by CSHL related to LICENSED SUBJECT MATTER; and

                (b) Use any information contained in LICENSED SUBJECT MATTER and any PATENT RIGHTS for CSHL'S own research, teaching, and other educationally-related purposes, provided that none of the foregoing is done for any commercial purpose. CSHL may not extend any such right to any third party except that it may allow other not-for-profit institutions (i) to practice LABORATORY PROCESSES and (ii) access to materials created by CSHL pursuant to the foregoing sentence; provided that in either case such institutions limit use of such processes and materials to research, teaching and other educationally-related purposes that do not support any commercial purpose.

        4.2 GERON shall have the right to extend the license granted herein to any SUBSIDIARY provided that such SUBSIDIARY consents to be bound by this Agreement to the same extent as GERON (provided that the foregoing does not and is not intended to create redundant or double obligations regarding royalties, reimbursement, marketing efforts or any other matter).

        4.3 GERON shall have the right to grant sublicenses consistent with this Agreement provided that, with respect to CSHL, GERON shall be responsible for (and entitled to credit for) the operations of its sublicensees relevant to this Agreement as if such operations were carried out by GERON provided that matters dealt with in Section 5 in respect of such sublicenses shall be governed by the terms of Section 5. GERON further agrees to deliver to CSHL a true and correct copy of each sublicense granted by GERON, and any modification or termination thereof, within thirty (30) days after execution, modification or termination. GERON will have the right to delete portions it considers confidential. Upon termination of this Agreement under Section 6.2 any and all existing sublicenses granted by GERON shall be assigned to CSHL as their terms permit, or shall terminate (if their terms don't so permit).

     4.4 CSHL shall have the right at any time after five (5) years from the date of this Agreement and as its sole remedy for any alleged want of diligence to terminate the exclusivity of the license granted herein as to those national jurisdictions of the LICENSED TERRITORY in which GERON has not commercialized and is not intending to commercialize an invention hereunder if GERON, within ninety (90) days after written notice from CSHL as to such intended termination of exclusivity, fails to provide written evidence of present, attempted or anticipated commercialization in a manner and on a schedule reasonably commensurate with the scope of LICENSED TERRITORY and GERON'S resources. Evidence provided by GERON that it has on ongoing and active or anticipated research, development, manufacturing, marketing or licensing program as appropriate, directed toward production and sale of products based on the invention disclosed and claimed in PATENT RIGHTS shall be deemed satisfactory evidence. CSHL agrees that in the discretion of GERON commercialization efforts may be directed first to industrialized nations of the world commencing with the United States of America, and only subsequently to other regions as reasonably and commercially practicable for GERON given its strategies and resources; that particular fields within the LICENSED FIELD and portions of the LICENSED TERRITORY may in the discretion of GERON best be commercialized by sublicense; and that GERON may in the exercise of prudent business judgment elect to defer commercialization efforts in particular fields until the LICENSED SUBJECT MATTER has undergone substantial and appropriate further development. In the event of any termination of exclusivity under this Section or Section 7.1, CSHL agrees to negotiate in good faith with GERON to adjust the terms hereof to reflect GERON'S diminished rights (including, without limitation, royalty rates), with relation back to the date of termination of exclusivity; provided, however, that pending the completion of such negotiation GERON'S obligations shall be as provided hereunder for the case of exclusivity; and GERON shall have the benefit of any more favorable terms granted by CSHL to any subsequent non-exclusive licensee of LICENSED SUBJECT MATTER in those national jurisdictions where exclusivity is terminated.

                            V. PAYMENTS AND REPORTS

     5.1 Subject to the other terms of this Article V and in consideration of rights granted by CSHL to GERON under this AGREEMENT, GERON agrees to pay CSHL the following:

         (a) A running royalty as provided in paragraph 5.2 in the case of SALES by GERON or its SUBSIDIARIES; and

         (b) In the case that GERON receives revenues from any sublicensee that is not a SUBSIDIARY, the lesser of [ * ] of the gross revenues (which may include but are not limited to royalties on the SALE of LICENSED PRODUCTS by the sublicensee, provided that in no event will CSHL receive more than [ * ] in the aggregate of amounts that are not royalties determined by such SALES) received by GERON from any sublicensee in consideration of sublicense under PATENT RIGHTS or the royalty that would be due were sublicensee sales made by GERON; provided that CSHL shall receive hereunder the equivalent of a royalty on NET SALES at a rate of not less than [ * ] of the applicable rate under
Section 5.2.

     5.2 Royalty on NET SALES by GERON and any SUBSIDIARY shall be:

         (a) [ * ] of NET SALES in respect of LICENSED PRODUCTS SOLD for use as a human therapeutic; and


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       4.

                (b) [ * ] percent of NET SALES in respect of LICENSED PRODUCTS SOLD for other applications.

                (c) However, within 90 days of the effective date of this AGREEMENT either party may request that either or both royalty rates specified above be increased or decreased up to one-half percentage point. The parties will negotiate in good faith with respect to such possible adjustment taking into account the past and future contributions of the parties with respect to research, development and commercialization. The adjustment will be effective upon mutual agreement, or if the parties cannot agree, upon the decision of arbitrators pursuant to Section 14.4 (which decision will be in accordance with above parameters of this clause (c)).

        5.3 In the case of COMPOSITE PRODUCTS prior to the calculation of royalty due thereon NET SALES shall be multiplied by a fraction whose numerator is the cost of active ingredients within PATENT RIGHTS and whose denominator is the cost of all active ingredients within such COMPOSITE PRODUCT. The resulting number shall represent the NET SALES price basis for calculation of royalties due on COMPOSITE PRODUCTS.

        5.4 After five (5) years from the effective date of this Agreement, only 50% of any royalty or share of sublicense shall be due for manufacture, use or sale of LICENSED PRODUCTS for consumption in a national jurisdiction of LICENSED TERRITORY where such manufacture, use and sale could have been conducted in such national jurisdiction without infringing a valid issued patent within PATENT RIGHTS in such national jurisdiction.

        5.5 Only one royalty shall be payable on each unit of LICENSED PRODUCT SOLD calculated at the applicable rate specified in this Agreement irrespective of the number of patents within PATENT RIGHTS whose claims would be infringed but for this License Agreement.

        5.6 During the term of this Agreement and for one (1) year thereafter GERON shall keep complete and accurate records of its and (as reported to it) its sublicensee's NET SALES of LICENSED PRODUCTS and COMPOSITE PRODUCTS under the license granted in this agreement in sufficient detail to enable the royalties payable hereunder to be determined. GERON shall permit an independent certified public accountant (hired by CSHL and reasonably acceptable to GERON), at CSHL's expense, to periodically (but no more than once per year) examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement; provided such accountant is bound in confidence and may not disclose any such information except to CSHL as necessary to show underpayment. In the event that the amounts due to CSHL have been underpaid, GERON shall pay the cost of such examination, the due amount, and accrued interest thereon at the prevailing prime rate for commercial loans.

        5.7 Within forty-five (45) days after March 31, June 30, September 30 and December 31, GERON shall deliver to CSHL at the address listed in paragraph
14.2 a true and accurate report, giving such particulars of the business conducted by GERON during the preceding calendar quarter under this Agreement as are pertinent to an account for payments hereunder. Such report shall include at least (a) the quantities of LICENSED PRODUCTS that it has SOLD; (b) the total SALES; (c) the calculation of royalties thereon; and (d) the total royalties so computed and due CSHL. Simultaneously with the delivery of each such report, GERON shall pay to CSHL the amount, if any, due for the period of such report. If no payments are due, it shall be so reported. GERON shall impose on sublicensees, mutatis mutandis, similar reporting and payment obligations and shall provide to CSHL similar reports from sublicensees as they relate to CSHL's entitlements under paragraph 5.1(b) to the extent received during such quarter or thereafter up


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       5.

until fifteen (15) business days prior to the due date for the report on GERON'S SALES. Simultaneously with its report on such sublicensee activity. GERON shall pay to CSHL amounts due under paragraph 5.1(b).

        5.8 Upon the request of CSHL but not more often than once per calendar year, GERON shall deliver to CSHL a report as to GERON'S efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER.

        5.9 All amounts payable hereunder by GERON shall be payable in United States funds. Checks shall be made payable to Cold Spring Harbor Laboratory and mailed to:

                Cold Spring Harbor Laboratory
                1 Bungtown Road
                Cold Spring Harbor, NY 11724
                Attn: John Maroney
                Assistant Administrative Director

        5.10 Notwithstanding anything else in this Agreement, if a LICENSED PRODUCT infringes any patent covered by a license to GERON from the OTHER INSTITUTION, the total amount of royalties due to CSHL and OTHER INSTITUTION in the aggregate shall be the amount calculated as provided above and GERON shall be entitled to withhold payment of such royalties until CSHL and the OTHER INSTITUTION have agreed on how the royalty will be allocated between them and have jointly informed GERON thereof.

                            VI. TERM AND TERMINATION

        6.1 The term of this Agreement shall extend from the EFFECTIVE DATE set forth hereinabove to the end of term of the last to expire of the patents, that have been or may be issued within the PATENT RIGHTS. Upon expiration, GERON will be entitled to fully exploit PATENT RIGHTS and TECHNOLOGY RIGHTS without restriction or payment of royalties.

        6.2     This Agreement will earlier terminate:

                (a) automatically if GERON shall enter liquidating bankruptcy and/or if the business of GERON shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of GERON or otherwise; provided that if it is involuntary, termination shall not take place unless the act is not reversed within ninety (90) days.

                (b) upon ninety (90) days written notice if GERON shall be materially in breach or default of any obligation under this License Agreement; provided however, GERON may avoid such termination if before the end of such period GERON notifies CSHL that such breach has been cured and states the manner of such cure.

                (c)     upon the mutual written agreement of the parties.

                (d) upon thirty (30) days written notice given by GERON with or without cause.

        6.3 Upon any termination of this Agreement, nothing herein shall be construed to release any party from any liability for any obligation incurred through the effective date of termination (e.g., confidentiality, payment of then accrued royalties and reimbursement of patent expenses incurred prior to such date) or for any breach of this Agreement prior to the effective date of such termination. GERON may, after the effective date of such termination, sell all LICENSED PRODUCT and COMPOSITE PRODUCT and


                                       6.

parts therefor that it has on hand at the date of termination, provided that it pays earned royalty thereon as provided in this Agreement.

                       VII. INFRINGEMENT BY THIRD PARTIES

        7.1 GERON shall have the first right to enforce or have enforced at no expense to CSHL any PATENT RIGHTS to the extent exclusively licensed hereunder against infringement by third parties and shall be entitled to retain recovery from such enforcement. Upon GERON'S undertaking to pay all expenditures reasonably incurred by CSHL, CSHL shall reasonably cooperate in any such enforcement and, as necessary, join as a party therein. GERON shall be entitled to apply up to 50% of any royalty payment otherwise due under this Agreement to payment of up to 50% of the cost and expenses (including attorneys' fees) of enforcement activity. After first deducting its costs and expenses incurred in respect of enforcement (to the extent not otherwise awarded by settlement or a court), if the recovery is sufficient. GERON will deduct and pay to CSHL the royalties withheld under the immediately preceding sentence and then GERON shall pay CSHL royalty (calculated per Section 5.1(b) on the balance of any monetary recovery to the extent such monetary recovery is held to be a reasonable royalty or damages in lieu thereof. In the event that GERON does not file suit against or commence settlement negotiations with a substantial infringer of CSHL'S PATENT RIGHTS within six (6) months or receipt of a written demand from CSHL that GERON bring suit, then the parties will consult with one another in an effort to determine whether a reasonably prudent licensee would institute litigation to enforce the patent in question in light of all relevant business and economic factors (including, but not limited to, the projected cost of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims against GERON and CSHL, the diversion of GERON'S human and economic resources, the impact of any possible adverse outcome on GERON and the effect any publicity might have on GERON'S and CSHL's respective reputations and goodwill). If the parties cannot agree, the determination will be made by a mutually and reasonably acceptable third party consultant. If after such process, it is determined that a suit should be filed and GERON does not file suit or commence settlement negotiations forthwith against the substantial infringer, then CSHL shall have the right to enforce any patent licensed hereunder on behalf of itself and GERON (CSHL retaining all recoveries from such enforcement).

                                VIII. ASSIGNMENT

        This Agreement may be assigned by GERON (i) only in connection with an acquisition of GERON (by whatever means) or the sale or merger of substantially all of its related business to or with another, or (ii) otherwise only with the consent of CSHL not to be unreasonably withheld. CSHL may assign its right to receive payments hereunder but not otherwise assign this Agreement.


                               IX. PATENT MARKING

        To the extent reasonable and practical regarding products, GERON agrees to mark permanently and legibly all products and documentation manufactured and sold by it under this Agreement with such patent notice as is required under Title 35, United States Code.


        X. INDEMNIFICATION; INFRINGEMENT SUIT CREDIT; PRODUCT LIABILITY

        10.1 Subject to Section 10.2, GERON shall hold harmless and indemnify CSHL and its officers, employees and agents from and against any claims demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property


                                       7.

caused by or arising out of, or resulting from, the exercise or practice of the license granted hereunder by GERON or its officers, employees, agents or representatives.

     10.2 CSHL shall promptly notify GERON in writing of any claim or suit or threat thereof brought against CSHL in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with GERON in defending or settling any such claim or suit. No settlement of any claim, suit or threat thereof received by CSHL and for which CSHL will seek indemnification, shall be made without the prior written approval of GERON. CSHL will permit GERON to defend CSHL against any such claim, suit or threat thereof and GERON shall have sole control over the defense, subject to CSHL'S right to select its own counsel to review the matter for CSHL at CSHL'S sole cost and expense.

     10.3 If infringement is alleged against GERON or any person or entity entitled to indemnity under Section 10.1 above, and if such claims concern LICENSED SUBJECT MATTER, GERON may suspend [ * ] of each royalty payment due CSHL under Section 5 from SALES of LICENSED PRODUCTS in any national jurisdiction in which suit is brought, and pay such amounts into an escrow account established by GERON until such situation is resolved. Should a patent with PATENT RIGHTS under which such royalties are payable be held invalid, the accrued royalties shall be retained by GERON to offset up to [ * ] of litigation expenses; and, should litigation or settlement result in the requirement that GERON pay royalties or other monies to a third party, the Parties hereunder agree in good faith to renegotiate the royalties due CSHL with the goal of reducing the royalty paid accordingly. In the event the validity of a Patent within PATENT RIGHTS is upheld, the accrued royalties shall be paid to CSHL. Any damages or attorneys' fees awarded or received in settlement of such suit shall be retained by GERON in satisfaction of its litigation expenses.

     10.4 Commencing not later than the date of first commercial sales of a LICENSED PRODUCT, GERON shall use commercially reasonable efforts to obtain and carry in full force and effect at a commercially reasonable price product liability insurance against any claims, judgments, liabilities and expenses for which it is obligated to indemnify CSHL under Section 10.1 above, in such amounts and with such deductibles and other limits as are determined reasonably necessary by mutual agreement of the parties acting in good faith, in light of the availability of such insurance and the custom at the customary time for similarly situated companies engaged in similar business.

                     XI. USE OF CSHL'S OR COMPONENT'S NAME

     GERON shall not, unless as required by any law or governmental regulation, use the name of CSHL without express written consent.

                    XII. CONFIDENTIAL INFORMATION; KNOW-HOW

     12.1 The parties may wish, from time to time, in connection with performance under this Agreement, to disclose confidential information (including KNOW-HOW) to each other. Subject to the rights of GERON under this Agreement, each party agrees not to use (other than for purposes contemplated by this Agreement) and will use reasonable efforts to prevent the disclosure to third parties of any of the other party's confidential information that is identified as confidential at the time of disclosure and is provided in tangible form marked confidential (or is reduced to such form within 30 days) for a period of three (3) years from receipt thereof, provided that the recipient party's obligation hereunder shall not apply to information that the recipient party can show:

         (a) is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       8.

                (b) is already in the recipient party's possession at the time of disclosure thereof;

                (c) is or later becomes part of the public domain through no fault of the recipient party;

                (d) is received from a third party having no obligations of confidentiality to the disclosing party, provided that the recipient party complies with any restrictions imposed by the third party;

                (e) is independently developed by the recipient party;

                (f) is required by law or regulation to be disclosed (including, without limitation, in connection with FDA filings), provided that the recipient party uses reasonable efforts to restrict disclosure and to obtain confidential treatment; or

                (g) is made available by the disclosing party to a third party without similar restrictions.

        12.2 The foregoing shall not affect or limit GERON'S right to fully exercise the licenses granted under this Agreement and GERON and its sublicensees shall be fully entitled to use KNOW-HOW in support thereof.

                          XIII. PATENT AND INVENTIONS

        Subject to the following terms, GERON shall reimburse CSHL for all reasonable expenses incurred by CSHL in the future in searching, preparing, filing, prosecuting and maintaining patent applications and patents relating to PATENT RIGHTS. If after consultation with CSHL, GERON determines that a patent application should be filed for LICENSED SUBJECT MATTER, CSHL will prepare and file appropriate patent applications, and GERON will reimburse the cost of searching, preparing, filing, prosecuting and maintaining same and any resulting patent. CSHL will use patent counsel selected by GERON and GERON will supervise such patent counsel in respect of searching, preparation, filing, prosecution and maintenance of patent applications and patents subject to reimbursement by GERON, and will promptly provide to GERON a copy of any applications on which GERON has paid the costs of filing, as well as copies of any documents received or filed during the prosecution thereof. GERON may give notice to CSHL of its election to forego or cease participation in searching, preparing, filing, prosecution or maintenance of any such patent application or patent, whereupon GERON shall be freed of its reimbursement obligation in respect of future activities regarding such application or patent and the application or patent involved shall thereafter form no part of PATENT RIGHTS; provided that GERON may reinstate it as part of PATENT RIGHTS by paying [ * ] the costs it failed to reimburse upon CSHL's written consent. Reimbursements due CSHL hereunder shall be paid by GERON within thirty (30) days of its receipt of a bill from CSHL.

                                  XIV. GENERAL

        14.1 This Agreement and those certain agreements between the parties entitled "Agreement in respect of Option" and "Sponsored Research Agreement" constitute the entire and only agreements between the parties relating to LICENSED SUBJECT MATTER and all other prior negotiations, representations, understandings and agreements are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       9.

        14.2 Any notice required by this License Agreement shall be given by prepaid, first class, certified mail, return receipt requested, effective upon receipt, addressed in the case of CSHL to:

                COLD SPRING HARBOR LABORATORY
                1 Bungtown Road
                Cold Spring Harbor, NY 11724
                Attn: John Maroney
                Assistant Administrative Director

or in the case of GERON to:

                GERON CORPORATION
                21375 Cabot Blvd.
                Hayward, CA 94545
                Attention: Vice President, Finance and Administration

or such other address as may be given from time to time under the terms of this notice provision.

        14.3 Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

        14.4 This Agreement shall be governed by and construed in accordance with, and any controversy or claim arising out of or relating to this Agreement, shall be resolved in accordance with, the laws of the State of California, without regard to the conflicts of laws provisions thereof. If any dispute arises under this Agreement, the parties will first attempt in good faith to amicably resolve the issue between themselves. Any dispute that cannot be so resolved will be submitted to arbitration pursuant to the rules of the American Arbitration Association. Such arbitration will take place in Chicago, Illinois. The ruling of the arbitrators will be final and binding on the parties and will be enforceable by any court of competent jurisdiction.

        14.5 Failure of CSHL or GERON to enforce a right under this agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

        14.6 Headings included herein are for convenience only and shall not be used to construe this Agreement.

        14.7 If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

        IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this AGREEMENT.

COLD SPRING HARBOR LABORATORY           GERON CORPORATION




By    /s/ Cold Spring Harbor Laboratory    By    /s/ Geron Corporation
      ---------------------------------          ------------------------------
Name                                       Name
      ---------------------------------          ------------------------------
Title                                      Title
      ---------------------------------          ------------------------------


                                      10.

                                                                  APPENDIX II

                                                       RIGHT OF FIRST REFUSAL

                           RESTRICTED STOCK AGREEMENT

        This Agreement is made as of this ____ day of September, 1992, by and between Geron Corporation, a Delaware corporation ("Corporation") and _______ _____________________________________________ (the "Purchaser").

   I.   PURCHASE OF SHARES

        1.1 Purchase. Purchaser hereby purchases and the Corporation hereby sells to Purchaser ________ shares of Common Stock of the Corporation ("Purchased Shares") at a purchase price of $0.10 per share (the "Purchase Price").

        1.2 Payment. The consideration for the Purchased Shares shall be the execution of that certain __________________________________ Agreement dated
___________________.

    II.  SECURITIES LAW COMPLIANCE

        2.1 Exemption from Registration. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and are being issued to Purchaser in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act.

        2.2  Restricted Securities.

        (a) Purchaser hereby confirms that Purchaser has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Purchased Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

        (b) Purchaser understands that the Purchased Shares are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase and payment of the Purchased Shares (and that payment by a note is not deemed payment unless it is secured by assets other than the Purchased Shares, and even then will not be available unless (i) a public trading market then exists for the Common Purchased Shares of the Corporation, (ii) adequate information concerning the Corporation is then available to the public, and
(iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Purchased Shares may be made only in limited amounts in accordance with such terms and conditions.

        2.3 Disposition of Shares. Purchaser hereby agrees that Purchaser shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 3.1) unless and until:

        (a) Purchaser shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

        (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares;

        (c) Purchaser shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken; and

        (d) Purchaser shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares pursuant to the provisions of the Commissioner Rules identified in paragraph 2.5.

        The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

        2.4 Restrictive Legend. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legend:

               (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a

        'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                2.5 Stockholder Rights. Until such time as the Corporation actually exercises its repurchase rights under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Article III.

III.  TRANSFER RESTRICTIONS

        3.1 Restriction on Transfer. Purchaser shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the Corporation's First Refusal Right under Article IV. Such restrictions on transfer, however, shall not be applicable to a transfer of the Purchased Shares made to an affiliated entity of Purchaser, provided and only if Purchaser obtains the Corporation's consent to any such transfer.

        3.2 Transferee Obligations. Each person or entity (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Corporation's First Refusal Right granted hereunder, and (ii) the market stand-off provisions of paragraph 4.8, to the same extent such shares would be so subject if retained by the Purchaser.

        3.3 Definition of Owner. For purposes of Article IV of this Agreement, the term "Owner" shall include the Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Purchaser in accordance with paragraph 3.1.

IV.   RIGHT OF FIRST REFUSAL

        4.1 Grant. The Corporation is hereby granted the right of first refusal ("First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Purchased Shares. For purposes of this Article
IV, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 3.1.

                                       3.

        4.2 Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Article IV, the "Target Shares"), Owner shall promptly (i) deliver to the Secretary of the Corporation written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

        4.3 Exercise of Right. The Corporation (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Owner prior to the expiration of the twenty-five (25) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after the delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Corporation's Common Stock.

        Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser with twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such cash valuation shall have been made.



                                       4.

        4.4 Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third party purchaser than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. The third-party purchaser shall acquire the Target Shares free and clear of all there terms and provisions of this Agreement (including the Corporation's First Refusal Right hereunder) but the acquired shares shall remain subject to the market stand-off provisions of paragraph 4.8. In the event Owner does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 4.7.

        4.5 Partial Exercise of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

            (i) sale or other disposition of all the Target Shares to a third-party purchaser in compliance with the requirements of paragraph 4.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

           (ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 4.3.

        Failure of Owner to deliver timely notification to the Corporation under this paragraph 4.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

        4.6 Recapitalization/Corporate Transaction.

        (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities


                                       5.

or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

        (b) In the event of any of the following transactions (a "Corporate Transaction"):

                (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,


               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or

              (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the Corporation's First Refusal Right shall, to the extent the lapse provisions of Section 4.7 are not otherwise applicable, remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right.

        4.7 Lapse. the First Refusal Right under this Article IV shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common stock are held of record by more than five hundred (500) persons or (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common stock. However, the market stand-off provisions of paragraph 4.8 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

        4.8  Market Stand-Off.

        (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing


                                       6.

transactions with respect to any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 4.8 shall remain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

        (b) Owner shall be subject to the market stand-off provisions of this paragraph 4.8 provided and only if the officers and directors of the Corporation are also subject to similar arrangements.

        (c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this paragraph 4.8, to the same extent the Purchased Shares are at such time covered by such provisions.

        (d) In order to enforce the limitations of this paragraph 4.8, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

    V.  GENERAL PROVISIONS.

        5.1 Assignment. The Corporation may assign its First Refusal Right under
Article IV to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

        5.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the

                                        7.

     Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5.3 Notices. Any notice required in connection with (i) the First Refusal Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 5.3 to all other parties to this Agreement.

         5.4 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article IV, shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Purchaser. No waiver of any breech or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         5.5 Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, than from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such share shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         5.6 Legend. All certificates representing the Purchased Shares shall be endorsed with the following legend:

         "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT, DATED ___________, 1992, BETWEEN THE CORPORATION AND THE REGISTERED


                                       8.

                HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL TO THE CORPORATION (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        VI.     MISCELLANEOUS PROVISIONS.

                6.1 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Purchaser or the Purchased Shares pursuant to the express provisions of this Agreement.

                6.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

                6.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

                6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



                                       9.

        6.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Purchaser and Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                       GERON CORPORATION


                                       By _____________________________________

                             Address:  21375 Cabot Boulevard
                                       Hayward, CA 94545

                                       [INSTITUTION]


                                       By _____________________________________
                                       Its ____________________________________

                             Address:  ________________________________________
                                       ________________________________________



                                      10.